SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

SPICY PICKLE FRANCHISING, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-53000 (Commission File Number)	38-3750924 (IRS Employer Identification No.)

90 Madison Street, Suite 700, Denver, Colorado 80206
 (Address of principal executive offices)          (Zip Code)

(303) 297-1902
Registrant’s telephone number, including area code

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders

On May 25, 2011, the registrant held its annual meeting of shareholders for the following purposes:
(1)	To elect seven directors to the Company’s Board of Directors;
(2)	To adopt a 2011 Stock Option Plan; and
(3)	To ratify the appointment of Eide Bailly LLP as its independent registered public accounting firm for 2011.

A majority of the shareholders entitled to vote at the annual meeting were present at the annual meeting in person or by proxy.  The following table shows the number of votes cast for, against, abstentions, and the number of broker non-votes on each matter:

	For	Withheld
Election of Directors:
Raymond BonAnno	34,809,542	299,884
Mark Laramie	34,810,717	298,709
Gregg Marshall	34,830,192	279,234
Patricia Stacey Reed	34,665,224	444,202
Presley Reed	34,595,936	513,490
Mo Siegel	34,727,881	381,545
Carl Vertuca	34,822,131	287,295
	For	Against	Abstain	Broker Non-Votes
Adoption of 2011 Stock Option Plan	34,305,169	760,735	43,522	-
Ratification of Public Accountants	64,651,558	411,243	176,571	-

Each of the matters was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPICY PICKLE FRANCHISING, INC.

May 26, 2011	By: /s/ Mark Laramie
Mark Laramie Chief Executive Officer